Exhibit 5.1

October 10, 2007

CombinatoRx, Incorporated

245 First St.

Sixteenth Floor

Cambridge, MA 02142

Re:	Registration Statement on Form S-3 (Registration No. 333-139260), initially filed on December 11, 2006 with the Securities and Exchange Commission (the “Commission”) and declared effective on December 20, 2006.

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated December 20, 2006 (the “Base Prospectus”) and the prospectus supplement dated October 10, 2007 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by CombinatoRx, Incorporated (the “Company”) of up to 5,600,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective.

Very truly yours,

/s/ ROPES & GRAY LLP

Ropes & Gray LLP